EXHIBIT 23.1


[GRAPHIC OMITTED]
     KPMG

     KPMG LLP
     Chartered Accountants
     2000 McGill College Avenue                        Telephone  (514) 840-2100
     Suite 1900                                        Telefax    (514) 840-2187
     Montreal (Quebec)  H3A 3H8                        www.kpmg.ca


            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


The Board of Directors
MAAX Holdings, Inc.
9224 - 73rd Avenue North
Brooklyn Park, Minnesota 55428
USA


We consent to the use of our report dated May 18, 2006 with respect to the consolidated financial statements of MAAX Holdings, Inc. and its subsidiaries as at February 28, 2005 and 2006 and for the 270-day period then ended February 28, 2005 and for the year ended February 28, 2006 and of the Predecessor Company ("MAAX Inc.") for the year ended February 29, 2004 and the 95-day period ended June 3, 2004 included herein and to the reference to our firm under the heading "Experts" in the document.


/s/ KPMG LLP

Montreal, Canada
May 30, 2006


 [GRAPHIC OMITTED]  KPMG LLP, a Canadian owned limited liability partnership established under the laws of Ontario, is a member firm of KPMG International, a Swiss association.